Exhibit 99.1

FOR IMMEDIATE RELEASE

Alimera Sciences Announces Second Quarter 2020 Financial Results and Provides Corporate Update

Second Quarter and Recent Company Highlights:

•	Consolidated Net Revenue Down 8% Compared to Second Quarter 2019
•	International Net Revenue Up 89% Compared to Second Quarter 2019
•	Net Loss of $2.5 Million vs. $5.0 Million in Second Quarter 2019
•	Adjusted EBITDA Loss of $0.3 Million vs. $2.1 Million in Second Quarter 2019

ATLANTA (July 29, 2020) – Alimera Sciences, Inc. (NASDAQ: ALIM) (Alimera), a leader in the commercialization and development of prescription ophthalmology treatments for the management of retinal diseases, announces financial results for the three months ended June 30, 2020. Alimera will host a conference call on Thursday,  July 30, 2020 at 9:00 AM ET to review these financial results and provide an update on corporate developments.

“The second quarter of 2020 was a successful quarter for Alimera Sciences in the context of the COVID-19 pandemic, having delivered $10 million in revenue, decreasing only 8% versus the second quarter of 2019, despite limited access to patients. We leveraged our geographic diversity and the late 2019 European launch of ILUVIEN for uveitis while managing our expenses. These results led to improvements in net loss and adjusted EBITDA compared to the second quarter of 2019,” said Rick Eiswirth, Alimera’s President and Chief Executive Officer.  “As we move through the COVID-19 pandemic, we believe that physicians will see ILUVIEN in a new light. Having not made any changes to our staffing levels across the organization, we believe we are positioned to communicate how ILUVIEN provides significant long-term clinical benefits while reducing the number of visits for high-risk patients. ILUVIEN can also help doctors work through their backlog of patients who have been left untreated or undertreated during the pandemic.”

Second Quarter 2020 Financial Results

Net Revenue

Consolidated net revenue for Q2 2020 was down 8% to $10.0 million, compared to $10.9 million for Q2 2019.

U.S. net revenue was $3.4 million for Q2 2020,  down 53% from $7.3 million during the same period in 2019. End user demand, which represents units purchased by physicians and pharmacies from Alimera’s U.S. distributors, was 625 units in Q2 2020 compared to 917 units in Q2 2019, a decrease of 32%, as a result of lower demand due to COVID-19. Additionally, our distributors lowered their inventory levels and purchased approximately 36% fewer units than they sold to end users as weekly volumes decreased in the second quarter due to COVID-19.

International net revenue increased 89% to approximately $6.6 million in Q2 2020, compared to approximately $3.5 million for the same period during 2019, driven primarily by increasing sales behind the posterior uveitis indication in the U.K. and Germany and by increased business in our distributor markets.

Operating Expenses
Total operating expenses for Q2 2020 decreased by $3.4 million or 26% to $9.9 million, compared to $13.3 million during Q2 2019. Alimera achieved major expense reductions by reducing travel costs, decreasing attendance at medical conferences that were cancelled or converted to virtual meetings and reducing its spending on external commercial and medical activities.

Net Loss and Non-GAAP Adjusted EBITDA

For Q2 2020, Alimera reported a net loss of approximately $2.5 million, compared to a net loss of $5.0 million for Q2 2019. “Adjusted EBITDA,” a non-GAAP financial measure defined below, was a loss of approximately $0.3 million for Q2 2020, compared to a loss of approximately $2.1 million for Q2 2019.

Net Loss per Share

Basic and diluted net loss per share for Q2 2020 was $(0.51). This compares to basic and diluted net loss per share for Q2 2019 of $(1.06).

Cash and Cash Equivalents

As of June 30, 2020, Alimera had cash and cash equivalents of approximately $13.5 million, compared to $12.2 million in cash and cash equivalents as of March 31, 2020.

Definition of Non-GAAP Financial Measure

For purposes of this press release, “Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation expenses, net unrealized gains and losses from foreign currency exchange transactions, losses on extinguishment of debt and severance expenses. Please refer to the sections of this press release entitled “Non-GAAP Financial Measure” and “Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA.”

Conference Call to Be Held July 30, 2020

Management will host a conference call at 9:00 AM ET on Thursday, July 30, 2020, to review financial results and provide an update on corporate developments. Following management’s formal remarks, there will be a question and answer session.

Participants are asked to pre-register for the call through the following link: http://dpregister.com/10145768. Please note that registered participants will receive their dial in number upon registration and will dial directly into the call without delay. Those without internet access or unable to pre-register may dial in by calling: 1-866-777-2509 (domestic) or 1-412-317-5413 (international). All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the Alimera Sciences call. The conference call will also be available through a live webcast, which can be accessed through the following link: https://services.choruscall.com/links/alimera200730.html, which is also available through the company’s website at https://investors.alimerasciences.com/ALIM/events/3819.

A webcast replay of the call will be available approximately one hour after the end of the call through October 30, 2020. The replay can be accessed through the above links or by calling 1-877-344-7529 (domestic) or 1-412-317-0088 (international) and using access code 10145768. The telephonic replay will be available until August 13, 2020.

About Alimera Sciences, Inc.

www.alimerasciences.com

Alimera is a pharmaceutical company that specializes in the commercialization and development of prescription ophthalmic pharmaceuticals. Alimera is presently focused on diseases affecting the back of the eye, or retina, because these diseases are not well treated with current therapies and affect millions of people globally. For more information, please visit www.alimerasciences.com.

Non-GAAP Financial Measure

This press release contains a discussion of a non-GAAP financial measure, as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended. Alimera reports its financial results in compliance with GAAP but believes that the non-GAAP measure of Adjusted EBITDA provides useful information to investors regarding Alimera’s operating performance.  Alimera uses Adjusted EBITDA in the management of its business. Accordingly, Adjusted EBITDA for the three and six months ended June 30, 2020 has been presented in certain instances excluding items identified in the reconciliations provided in the table entitled “Reconciliation of GAAP Net Loss to non-GAAP Adjusted EBITDA.” GAAP net loss is the most directly comparable GAAP financial measure to Adjusted EBITDA.

Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other companies because not all companies may calculate Adjusted EBITDA in an identical manner. Therefore, Adjusted EBITDA is not necessarily an accurate measure of comparison between companies.

The presentation of Adjusted EBITDA is not intended to be considered in isolation or as a substitute for guidance prepared in accordance with GAAP. The principal limitation of this non-GAAP financial measure is that it excludes significant elements required by GAAP to be recorded in Alimera’s financial statements. In addition, Adjusted EBITDA is subject to inherent limitations as it reflects the exercise of judgments by management in determining this non-GAAP financial measure.

About ILUVIEN

ILUVIEN (fluocinolone acetonide intravitreal implant) 0.19 mg is a sustained release intravitreal implant, injected into the back of the eye. With its CONTINUOUS MICRODOSING™ technology, ILUVIEN is designed to release submicrogram levels of fluocinolone acetonide, a corticosteroid, for up to 36 months, to reduce the recurrence of disease. ILUVIEN enables patients to maintain vision longer with fewer injections. ILUVIEN is approved in the U.S., Canada, Kuwait, Lebanon and the U.A.E. to treat diabetic macular edema (DME) in patients who have been previously treated with a course of corticosteroids and did not have a clinically significant rise in intraocular pressure. In 17 European countries, ILUVIEN is indicated for the treatment of vision impairment associated with chronic DME considered insufficiently responsive to available therapies and for prevention of relapse in recurrent non-infectious uveitis affecting the posterior segment of the eye (NIPU). Alimera does not have the contractual right to pursue approval to treat uveitis in the U.S., and therefore does not have a regulatory license in the U.S. to treat NIPU. For important safety information on ILUVIEN, see https://iluvien.com/#isi

Forward Looking Statements

This press release contains, and the remarks by Alimera’s officers on the conference call may contain, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, Alimera’s expectations with respect to (a) how physicians will view ILUVIEN in light of current circumstances, and (b) Alimera being positioned to communicate how ILUVIEN provides significant long-term clinical benefits while reducing the number of visits for high-risk patients.  Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change them, and could cause actual results to differ materially from those projected in the forward-looking statements. Meaningful factors that could cause actual results to differ include, but are not limited to, physicians may elect to continue to use anti-VEGF treatments as before without adding ILUVIEN to the treatment regimen or substituting ILUVIEN for anti-VEGF treatments, or other unexpected circumstances, and risks that include continuing risks relating to the COVID-19 pandemic, such as increased COVID-19 cases in certain states that have resulted or may again result in reduced access to medical facilities for patient visits with their physicians and continuing concerns of patients with diabetes who may be unwilling to visit their physicians in person (even if otherwise permitted) due to their fear of contracting COVID-19. Other factors are discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Alimera’s Annual Report on Form 10-K for the year ended December 31, 2019 and Alimera’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which are on file with the Securities and Exchange Commission (SEC) and are available on the SEC’s website at http://www.sec.gov. Applicable risk factors will also be described in those sections of Alimera’s Quarterly Report on Form 10-Q for the second quarter of 2020, to be filed with the SEC soon.

The forward-looking statements in this press release speak only as of the date of this press release (unless another date is indicated). Alimera undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

For investor inquiries: For media inquiries: Scott Gordon Jules Abraham for Alimera Sciences for Alimera Sciences scottg@coreir.com julesa@coreir.com # #

ALIMERA SCIENCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30,	December 31,
	2020	2019
	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$13,496	$9,426
Restricted cash	31	33
Accounts receivable, net	14,034	19,331
Prepaid expenses and other current assets	2,942	2,565
Inventory (Note 7)	1,968	1,390
Total current assets	32,471	32,745
NON-CURRENT ASSETS:
Property and equipment, net	1,205	940
Right of use assets, net	867	1,107
Intangible asset, net (Note 8)	13,816	14,783
Deferred tax asset	735	734
TOTAL ASSETS	$49,094	$50,309
CURRENT LIABILITIES:
Accounts payable	$5,884	$7,077
Accrued expenses	3,140	4,716
Notes payable	889	—
Finance lease obligations	226	255
Total current liabilities	10,139	12,048
NON-CURRENT LIABILITIES:
Note payable, net of discount (Note 10)	42,510	38,658
Finance lease obligations — less current portion	311	94
Other non-current liabilities	3,664	3,954
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ DEFICIT:
Preferred stock, $.01 par value — 10,000,000 shares authorized at June 30, 2020 and December 31, 2019:
Series A Convertible Preferred Stock, 1,300,000 authorized and 600,000 issued and outstanding at June 30, 2020 and December 31, 2019; liquidation preference of $24,000 at June 30, 2020 and December 31, 2019	19,227	19,227
Series C Convertible Preferred Stock, 10,150 authorized issued and outstanding at June 30, 2020 and December 31, 2019; liquidation preference of $10,150 at June 30, 2020 and December 31, 2019	11,117	11,117
Common stock, $.01 par value — 150,000,000 shares authorized, 5,031,745 shares issued and outstanding at June 30, 2020 and 4,965,949 shares issued and outstanding at December 31, 2019	50	50
Additional paid-in capital	350,769	350,117
Common stock warrants	3,707	3,707
Accumulated deficit	(391,314)	(387,570)
Accumulated other comprehensive loss	(1,086)	(1,093)
TOTAL STOCKHOLDERS’ DEFICIT	(7,530)	(4,445)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$49,094	$50,309

ALIMERA SCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2020 AND 2019

(in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
	(unaudited)
NET REVENUE	$10,038	$10,855	$24,573	$23,745
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(1,485)	(1,174)	(3,412)	(2,774)
GROSS PROFIT	8,553	9,681	21,161	20,971
RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	1,810	2,834	4,693	5,561
GENERAL AND ADMINISTRATIVE EXPENSES	2,975	3,675	6,156	7,068
SALES AND MARKETING EXPENSES	4,382	6,108	10,054	12,021
DEPRECIATION AND AMORTIZATION	685	654	1,339	1,306
OPERATING EXPENSES	9,852	13,271	22,242	25,956
NET LOSS FROM OPERATIONS	(1,299)	(3,590)	(1,081)	(4,985)
INTEREST EXPENSE AND OTHER	(1,351)	(1,236)	(2,643)	(2,464)
UNREALIZED FOREIGN CURRENCY INCOME (LOSS), NET	109	49	28	(20)
NET LOSS BEFORE TAXES	(2,541)	(4,777)	(3,696)	(7,469)
PROVISION FOR TAXES	(5)	(261)	(48)	(332)
NET LOSS	$(2,546)	$(5,038)	$(3,744)	$(7,801)
NET LOSS PER COMMON SHARE — Basic and diluted	$(0.51)	$(1.06)	$(0.75)	$(1.65)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING — Basic and diluted	5,030,833	4,732,687	5,005,777	4,724,417

ALIMERA SCIENCES, INC.

CONSOLIDATING STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED JUNE 30, 2020 AND 2019

(in thousands)

	Three Months Ended				Three Months Ended
	June 30, 2020				June 30, 2019
	U.S.	International	Other	Consolidated	U.S.	International	Other	Consolidated
	(unaudited)
NET REVENUE	$3,420	$6,618	$—	$10,038	$7,320	$3,535	$—	$10,855
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(423)	(1,062)	—	(1,485)	(808)	(366)	—	(1,174)
GROSS PROFIT	2,997	5,556	—	8,553	6,512	3,169	—	9,681
RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	1,098	664	48	1,810	1,630	1,090	114	2,834
GENERAL AND ADMINISTRATIVE EXPENSES	1,943	838	194	2,975	2,150	946	579	3,675
SALES AND MARKETING EXPENSES	3,207	1,100	75	4,382	4,217	1,779	112	6,108
DEPRECIATION AND AMORTIZATION	—	—	685	685	—	—	654	654
OPERATING EXPENSES	6,248	2,602	1,002	9,852	7,997	3,815	1,459	13,271
SEGMENT (LOSS) INCOME FROM OPERATIONS	(3,251)	2,954	(1,002)	(1,299)	(1,485)	(646)	(1,459)	(3,590)
OTHER INCOME AND EXPENSES, NET	—	—	(1,242)	(1,242)	—	—	(1,187)	(1,187)
NET LOSS BEFORE TAXES				$(2,541)				$(4,777)

ALIMERA SCIENCES, INC.

CONSOLIDATING STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019

(in thousands)

	Six Months Ended				Six Months Ended
	June 30, 2020				June 30, 2019
	U.S.	International	Other	Consolidated	U.S.	International	Other	Consolidated
	(unaudited)
NET REVENUE	$10,487	$14,086	$—	$24,573	$14,086	$9,659	$—	$23,745
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(1,182)	(2,230)	—	(3,412)	(1,493)	(1,281)	—	(2,774)
GROSS PROFIT	9,305	11,856	—	21,161	12,593	8,378	—	20,971
RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	3,020	1,557	116	4,693	3,057	2,261	243	5,561
GENERAL AND ADMINISTRATIVE EXPENSES	3,915	1,775	466	6,156	4,084	1,933	1,051	7,068
SALES AND MARKETING EXPENSES	7,487	2,392	175	10,054	8,258	3,484	279	12,021
DEPRECIATION AND AMORTIZATION	—	—	1,339	1,339	—	—	1,306	1,306
OPERATING EXPENSES	14,422	5,724	2,096	22,242	15,399	7,678	2,879	25,956
SEGMENT (LOSS) INCOME FROM OPERATIONS	(5,117)	6,132	(2,096)	(1,081)	(2,806)	700	(2,879)	(4,985)
OTHER INCOME AND EXPENSES, NET	—	—	(2,615)	(2,615)	—	—	(2,484)	(2,484)
NET LOSS BEFORE TAXES				$(3,696)				$(7,469)

RECONCILIATION OF GAAP MEASURES TO NON-GAAP ADJUSTED MEASURES

GAAP NET INCOME OR LOSS TO NON-GAAP ADJUSTED EBITDA

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(unaudited)
GAAP NET LOSS	$(2,546)	$(5,038)	$(3,744)	$(7,801)
Adjustments to net loss:
Interest expense and other	1,351	1,236	2,643	2,464
Provision for taxes	5	261	48	332
Depreciation and amortization	685	654	1,339	1,306
Stock-based compensation expenses	317	629	757	1,399
Unrealized foreign currency exchange (gains) losses	(109)	(49)	(28)	20
Non-cash accrued severance expenses	—	175	—	175
NON-GAAP ADJUSTED EBITDA (LOSS) INCOME	$(297)	$(2,132)	$1,015	$(2,105)